Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Chesapeake Square (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, acquired the membership interests of Chesapeake Square through a Contribution and Assumption Agreement from a related party on July 10, 2015. The Operating Partnership completed the acquisition on July 10, 2015.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015 gives effect to the acquisition of the Property as if it occurred on March 31, 2015. The Wheeler REIT column as of March 31, 2015 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on May 15, 2015 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Company's acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the three months ended March 31, 2015 represents the results of operations presented in the Company’s Form 10-Q. The Wheeler REIT column for the year ended December 31, 2014 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 25, 2015. The Property column includes the full years' operating activity for the Property for the year ended December 31, 2014 and three months' operating activity for the three months ended March 31, 2015, as the Property was acquired subsequent to March 31, 2015 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition closed during the third quarter of 2015, the Property will be included in the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the three months ending September 30, 2015, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 25, 2015 as part of its Form 10-K for the year ended December 31, 2014 and on May 15, 2015 as part of its Form 10-Q for the three months ended March 31, 2015.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2015
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$163,265,867	$5,030,748	$168,296,615
Cash and cash equivalents	80,958,326	(6,092,281)	74,866,045
Tenant and other receivables	2,114,898	—	2,114,898
Deferred costs, reserves, intangibles and other assets	41,665,098	1,433,870	43,098,968

Total Assets	$288,004,189	$372,337	$288,376,526

LIABILITIES:
Mortgages and other indebtedness	$147,634,250	$—	$147,634,250
Below market lease intangibles	—	125,443	125,443
Accounts payable, accrued expenses and other liabilities	7,211,725	—	7,211,725

Total Liabilities	154,845,975	125,443	154,971,418

Commitments and contingencies	—	—	—

Series C mandatorily convertible cumulative preferred stock	87,510,354	—	87,510,354

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	36,608,768	—	36,608,768
Common stock	78,411	—	78,411
Additional paid-in capital	32,197,918	—	32,197,918
Accumulated deficit	(34,607,083)	—	(34,607,083)
Noncontrolling interest	9,911,796	246,894	10,158,690

Total Equity	45,647,860	246,894	45,894,754

Total Liabilities and Equity	$288,004,189	$372,337	$288,376,526

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2015
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental income	$4,380,605	$164,179	$(23,586)	(1)	$4,521,198
Asset management fees	212,298	—	—		212,298
Commissions	108,893	—	—		108,893
Tenant reimbursements and other income	1,050,345	18,374	—		1,068,719

Total Revenues	5,752,141	182,553	(23,586)		5,911,108

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED:
Property operating	1,632,179	39,907	—		1,672,086
Non-REIT management and leasing services	369,775	—	—		369,775
Depreciation and amortization	3,236,484	—	137,757	(2)	3,374,241
Provision for credit losses	47,198	—	—		47,198
Corporate general & administrative	2,311,230	14,384	—		2,325,614

Total Operating Expenses and Certain Operating
Expenses of the Acquired	7,596,866	54,291	137,757		7,788,914

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(1,844,725)	128,262	(161,343)		(1,877,806)

Interest expense	(2,378,464)	—	—		(2,378,464)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(4,223,189)	$128,262	$(161,343)		$(4,256,270)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental income	$13,598,681	$657,935	$(40,966)	(1)	$14,215,650
Asset management fees	296,290	—	—		296,290
Commissions	158,876	—	—		158,876
Tenant reimbursements and other income	3,105,405	92,489	—		3,197,894

Total Revenues	17,159,252	750,424	(40,966)		17,868,710

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	4,314,599	190,445	—		4,505,044
Depreciation and amortization	8,220,490	—	845,608	(2)	9,066,098
Provision for credit losses	60,841	—	—		60,841
Corporate general & administrative and other	9,495,711	23,769	—		9,519,480

Total Operating Expenses and Certain Operating
Expenses of the Acquired	22,091,641	214,214	845,608		23,151,463

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(4,932,389)	536,210	(886,574)		(5,282,753)

Interest expense	(6,813,426)	—	—		(6,813,426)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(11,745,815)	$536,210	$(886,574)		$(12,096,179)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited condensed consolidated balance sheet of the Company as of March 31, 2015 included in the Company’s Form 10-Q as of March 31, 2015.

B.
Represents the estimated pro forma effect of the Company’s $6.3 million acquisition of the Property, assuming it occurred on March 31, 2015. The acquisition was completed by using a combination of cash and the issuance of common units in the Operating Partnership, which are represented in the "noncontrolling interests" line item. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the three months ended March 31, 2015.

B.	Amounts reflect the historical operations of the Property for the three months ended March 31, 2015, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

D.	Reflects the consolidated statement of operations of the Company for the year ended December 31, 2014.

E.	Amounts reflect the historical operations of the Property for the year ended December 31, 2014, unless otherwise noted.